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Exhibit 23.1

Consent of independent registered public accounting firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 20, 2017 (except for Note 14(a) as to which the date is August 31, 2017) in the Registration Statement (Form S-1) and related Prospectus of Quanterix Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 9, 2017

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  Exhibit 23.1
Consent of independent registered public accounting firm